UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 23, 2007
NAVISTAR FINANCIAL CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-04146
(State or other Jurisdiction of Incorporation)	(Commission File Number)

425 N. Martingale Road Schaumburg, Illinois	60173
(Address of principal executive offices of registrant)	(Zip Code)

Registrant’s telephone number, including area code:  630-753-4000

Former name or former address, if changed since last report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On October 23, 2007, Navistar Financial Corporation (“NFC”), the wholly-owned subsidiary of International Truck and Engine Corporation (“International”), which is a wholly-owned subsidiary of Navistar International Corporation (“Navistar”), received a Second Amendment and a Fourth Waiver and Consent (the “Waiver”) from the participants in its $1.4 billion Amended and Restated Credit Agreement dated as of July 1, 2005, as amended (the “Agreement”).  The Waiver was designed to provide additional surety around NFC’s capital structure.  This Waiver extends through December 31, 2007, and expands the previous waivers which waive any default or event of default resulting solely from NFC’s and Navistar’s failure to meet the filing requirements of Sections 13 and 15 of the Exchange Act of 1934, as amended, with respect to their Annual Reports on Form 10-K for 2005, 2006, and 2007, and their quarterly reports on Form 10-Q for the periods from November 1, 2005, through July 31, 2007.

The Waiver expires December 31, 2007.  During the period from November 1, 2007, until the Waiver terminates, the interest rate on certain loans under the Agreement shall be increased by 0.25%.

The preceding summary of certain provisions of the Waiver is qualified in its entirety by reference to the complete Waiver filed as Exhibit 10.1 hereto; additionally, the waiver dated January 17, 2006, filed on Form 8-K dated January 17, 2006, the waiver dated March 2, 2006 filed on Form 8-K on March 8, 2006, and the waiver dated November 15, 2006 filed on Form 8-K on November 15, 2006, are incorporated herein by reference.

ITEM 9.01                                FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibit is deemed to be filed under the Securities Exchange Act of 1934, as amended.

(d)	Exhibits

Exhibit No.                 Description

10.1SECOND AMENDMENT and FOURTH WAIVER dated as of October 23, 2007

Signature

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned thereunto duly authorized.

NAVISTAR FINANCIAL CORPORATION
(Registrant)

Date: October 25, 2007	By: /s/	JOHN V. MULVANEY, SR.
John V. Mulvaney, Sr.
V.P, CFO & Treasurer
(Principal Accounting Officer)